UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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Securities Exchange Act of 1934
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ASCENT SOLAR TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ASCENT SOLAR TECHNOLOGIES, INC.
12300 North Grant Street
Thornton, Colorado 80241
(720) 872-5000

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR ANNUAL MEETING
TO BE HELD ON MAY 28, 2015

Dear Stockholders:

This proxy statement supplement (the “Proxy Supplement”) updates and amends our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on May 1, 2015 regarding the 2015 Annual Meeting of Stockholders of Ascent Solar Technologies, Inc. that will be held on May 28, 2015, at 2:00 p.m. Mountain Time at the office of Faegre Baker Daniels LLP, 1470 Walnut Street, Suite 300, Boulder, Colorado 80302. Except as updated or supplemented by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this Proxy Supplement is to update the Proxy Statement to inform you that, as reported on our Form 8-K filed with the Securities and Exchange Commission on May 15, 2015, William M. Gregorak resigned as our Chief Financial Officer effective as of May 13, 2015.

Our Board of Directors (the “Board”) appointed Victor Lee, our current President and Chief Executive Officer, as our interim principal financial officer. Mr. Lee will serve as interim principal financial officer until such time as the Board appoints a permanent replacement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Please also note that the updates set forth herein do not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Victor Lee President, Chief Executive Officer, and interim Principal Financial Officer May 20, 2015